UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) : November 12, 1999

                              RADYNE COMSTREAM INC.
             (Exact name of registrant as specified in its charter)


          New York                     0-11685-NY                11-2569467
State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                  Number)              Identification No.)


3138 East Elwood Street            Phoenix, Arizona                 85034
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (602) 437-9620

Item 5. Other Events.

     Radyne ComStream Inc. has filed a registration statement with the Securities and Exchange Commission for a proposed offering of up to 1,500,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. It is anticipated that all of the units will be offered by Radyne ComStream in the first quarter of the year 2000.

     The offering is being managed by HD Brous & Co., Inc. The Company will grant the underwriters an option to purchase up to an additional 15% of the units being offered at the public offering price, less an underwriting discount, solely to cover over-allotments.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     A copy of the Prospectus relating to the offering may be obtained from HD Brous & Co., Inc., 2700 N. Central Avenue, Suite 1250, Phoenix, Arizona 95004, when available. The registration statement can also be viewed on the Internet at http://www.sec.gov.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 1999

                                        RADYNE COMSTREAM INC.
                                             (Registrant)


                                        By:  /s/ Robert C. Fitting
                                             ----------------------------------
                                             Name:  Robert C. Fitting
                                             Title: Chief Executive Officer